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                                 EXHIBIT (5)

                        Opinion of Iwona J. Alami
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                               Law Offices Of
                               IWONA J. ALAMI
                       30251 Golden Lantern, Suite E
                       Laguna Niguel, California  92677
                               (714) 495-8163
                            FAX: (714) 495-9927

                               April 22, 1997

Securities and Exchange Commission
450 Fifth Street, N.W., Judiciary Plaza
Washington, DC  20549

                               Re:     CTC Cosmetics Holdings Company, Inc.

Ladies and Gentlemen:

     This office represents CTC Cosmetics Holdings Company, Inc., a Delaware corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the issuance and sale of 55,600 shares of the Registrant's Common Stock issuable for advisory consulting services (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

                                     Respectfully submitted,

                                     /s/Iwona J. Alami, Esq.
                                     Iwona J. Alami